                                                                   Exhibit 10.14


                               ACCESS BEYOND, INC.

                            STOCK PURCHASE AGREEMENT

                                   MAY 2, 1997

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
1. Purchase and Sale ...................................................       1

2. Closing .............................................................       1

3. Company Representations and Warranties ..............................       1
   3.1    Organization and Standing ....................................       1
   3.2    Corporate Power; Authorization ...............................       1
   3.3    Purchased Shares .............................................       2
   3.4    Capitalization ...............................................       2
   3.5    SEC Documents ................................................       2
   3.6    Absence of Changes ...........................................       3
   3.7    Registration Rights ..........................................       4

4. Investor Representations and Warranties .............................       4
   4.1    Organization and Standing ....................................       4
   4.2    Corporate Power; Authorization ...............................       5
   4.3    Investment Experience ........................................       5
   4.4    Investment Intent ............................................       5
   4.5    Registration or Exemption Requirements .......................       5

5. Conditions of Investor's Obligations at Closing .....................       6
   5.1    Representations and Warranties ...............................       6
   5.2    Performance ..................................................       6
   5.3    Compliance Certificate .......................................       6
   5.4    Qualifications ...............................................       6
   5.5    Proceedings and Documents ....................................       6
   5.6    Execution of Technology Agreements ...........................       6
   5.7    Payment ......................................................       6
   5.8    Certificate of Transfer Agent ................................       7

6. Conditions of the Company's Obligations at Closing ..................       7
   6.1    Representations and Warranties ...............................       7
   6.2    Performance ..................................................       7
   6.3    Compliance Certificate .......................................       7
   6.5    Qualifications ...............................................       7
   6.6    Execution of Technology Agreements ...........................       7

7. Covenants of the Company ............................................       7
   7.1    Shelf Registration ...........................................       7
   7.2    Piggyback Registration .......................................       9
   7.3    Indemnification ..............................................      10
   7.4    Right of First Offer .........................................      12


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
8. Covenants of Investor ...............................................      13
   8.1    Company Purchase Right .......................................      13
   8.2    Limitation on Sale ...........................................      13

9. Miscellaneous .......................................................      13
   9.1    Survival of Warranties .......................................      13
   9.2    Successors and Assigns .......................................      14
   9.3    Governing Law ................................................      14
   9.4    Counterparts .................................................      14
   9.5    Titles and Subtitles .........................................      14
   9.6    Notices ......................................................      14
   9.7    Finder's Fee .................................................      14
   9.8    Expenses .....................................................      15
   9.9    Amendments and Waivers .......................................      15
   9.10   Severability .................................................      15
   9.11   Aggregation of Stock .........................................      15
   9.12   Entire Agreement .............................................      15
   9.13   Option to License QADM Technology ............................      15
   9.14   Arbitration ..................................................      16


EXHIBIT  A 2290 Remote Access Gateway Technology Transfer Agreement


EXHIBIT  B QADM Technology Transfer and AudioSpan(TM) Trademark License
         Agreement

                            STOCK PURCHASE AGREEMENT



      THIS STOCK PURCHASE AGREEMENT is made as of the ____ day of May, 1997, by and among Access Beyond, Inc., a Delaware corporation (the "the Company" or "ABI"), and Paradyne Corporation, a Delaware corporation ("Investor" or "Paradyne").

      THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. Purchase and Sale Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing, five hundred three thousand seven hundred four (503,704) shares of the Company's Common Stock (the "Purchased Shares").

      2. Closing. The purchase and sale of the Purchased Shares (the "Closing") shall take place at the offices of Paradyne, 8545 126th Avenue North, Largo, Florida 33773, contemporaneously with the closing of the transactions set forth in the Hawk Agreement (defined below) or at such other time and place as the Company and Investor mutually agree upon orally or in writing (the "Closing Date"). At the Closing, the Company shall deliver to Investor a certificate representing the Purchased Shares Investor is purchasing against delivery by Investor (including, but not limited to, the granting of the rights on the terms and conditions as provided therein) of that certain 2290 Remote Access Gateway ("Hawk") Technology Transfer Agreement, including the attachments and exhibits thereto, between Paradyne and ABI attached hereto as Exhibit A (the "Hawk Agreement") (the "Related Agreements").

      3. Company Representations and Warranties. The Company hereby represents and warrants to Investor as of the Closing Date as follows:

            3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state and is qualified as a foreign corporation in all other jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on the business, properties, prospects or financial condition of the Company.

            3.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement and the Related Agreements, to sell and issue the Purchased Shares and to carry out and perform all of its obligations under this Agreement and the Related Agreements. This Agreement and the Related Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (C) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws. The execution and delivery of this Agreement and the Related Agreements does not, and the performance of this Agreement and the Related Agreements and the compliance with the provisions hereof and thereof and the issuance, sale and delivery of the Purchased Shares by the Company will not materially conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Purchased Shares by the Company will not materially conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other agreement or instrument to which the Company, or any of its properties, is subject.

            3.3 Purchased Shares. The Purchased Shares when issued in compliance with the provisions of this Agreement will be duly and validly authorized, issued, fully paid and nonassessable. Based on the representations and warranties of Investor contained herein, the Purchased Shares when issued in compliance with the provisions of this Agreement, will be issued in compliance with federal and state securities laws. The issuance and delivery of the Purchased Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

            3.4 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $0.01 par value, of which at January 31, 1997, 11,989,587 shares were issued and outstanding and 3,000,000 shares of Preferred Stock, $0.01 par value, of which at July 31, 1997, no shares were issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. In addition to the foregoing, the Company has reserved and outstanding the following warrants, options and convertible securities: (i) 2,250,000 shares reserved for issuance pursuant to the Company's stock option plans, of which, at January 31, 1997, no options to purchase had been exercised, options to purchase 1,105,000 shares were outstanding and 1,145,000 shares remained available for future grant. Except for securities issued in the ordinary course of business under the Company's stock plans, no additional securities of the Company will be issued and outstanding as of the Closing Date. Except as described in this
Section 3.4 and except for Investor's right to purchase such amount of newly issued securities of the Company in order to maintain its respective percentage ownership, there are no other options, warrants, conversion privileges or other contractual rights currently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities.

            3.5 SEC Documents. The Company has furnished the following information to Investor: (A) the Registration Statement on Form S-1 of Access Beyond, Inc. which became effective October 17, 1996; (B) the Report on Form 10-K of Penril DataComm

Networks, Inc. and its wholly-owned subsidiaries for the year ended July 31, 1996; (C) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997; and (D) all other documents that the Company was required to file, which it represents and warrants it did timely file with the SEC under Section 13 or 14(a) of the Securities Act of 1934, as amended ("Exchange Act"), since October 17, 1996 (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended ("Securities Act"), as applicable. The SEC Documents as of their respective dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents ("Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). The SEC Documents, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Investor pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which statements were made, not misleading.

            3.6 Absence of Changes. Except as otherwise disclosed herein or in the SEC Documents and the Financial Statements, since October 17, 1996, there has not been:

                  (a) any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

                  (b) any material change, except in the ordinary course of business, in the aggregate contingent obligations of the Company, whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

                  (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

                  (d) any declaration or payment of any dividend or other distribution of the assets of the Company, or any stock split, stock dividend, reclassification, reorganization, combination or the like;

                  (e) any labor organization activity;


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
                  (f) any transfer or grant of a right other than in the ordinary course of business or any material change in the patents, patent applications, copyrights, trade secrets, trademarks, proprietary information, proprietary rights, and processes necessary for the Company's business as currently conducted without any conflict with or infringement of the rights of others;

                  (g) any notification or communication received by the Company alleging that the Company, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity (except for a claim by Harris & Jeffries, Inc. (the "H&J Claim") with respect to certain software which will not have a material adverse effect on the Company's assets, financial condition or business);

                  (h) any notification or communication received by the Company that any of its employees or consultants is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that is violated by or would materially interfere with the current or prospective services provided to the Company by the employee or consultant or the use of his best efforts to promote the interests of the Company or that would materially conflict with the Company's business as currently conducted and proposed to be conducted;

                  (i) any claim or legal action or other proceeding threatened or brought before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, which could have a material adverse effect on the Company's business, financial condition or results of operations; or

                  (j) any other event or condition of any character which has materially and adversely affected the Company's assets, liabilities, financial condition or operations or prospects.

            3.7 Registration Rights. Except as provided for in Section 7 hereof, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

      4. Investor Representations and Warranties. Investor hereby represents and warrants to the Company as of the Closing Date as follows:

            4.1 Organization and Standing. Paradyne is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state and is qualified as a foreign corporation in all other jurisdictions in which such qualification is required; provided, however, that Paradyne need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on the business, properties, prospects or financial condition of Paradyne.

            4.2 Corporate Power; Authorization. Paradyne has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver the Agreement and the Related Agreements. This Agreement and the Related Agreements constitute the legal, valid and binding obligations of Paradyne, enforceable against Paradyne in accordance with their respective terms, except
(A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (C) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws. The execution and delivery of this Agreement and the Related Agreements does not, and the performance of this Agreement and the Related Agreements and the compliance with the provisions hereof will not materially conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of Paradyne. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof will not materially conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other agreement or instrument to which Paradyne, or any of its properties, is subject.

            4.3 Investment Experience. Investor is an "accredited investor" as defined in Rule 501 (a) under the Securities Act. Investor is generally aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Shares. Investor has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Purchased Shares. Notwithstanding the foregoing, Investor shall be entitled to rely on the representations and warranties of the Company in Section 3.

            4.4 Investment Intent. Investor is purchasing the Purchased Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Investor understands that the Purchased Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Investor's investment intent as expressed herein.

            4.5 Registration or Exemption Requirements. Investor further acknowledges and understands that the Purchased Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor understands that the certificate(s) evidencing the Purchased Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act, and, if the Company shall so request in writing, an opinion of counsel satisfactory to the Company is obtained to the effect that the transaction is so exempt. In addition, Investor will refrain from selling, transferring or otherwise disposing of any Purchased Shares, or any interest therein, in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act or applicable state securities or blue sky laws. Investor further acknowledges that the Purchased Shares will be imprinted with a legend stating that: "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

      5. Conditions of Investor's Obligations at Closing. The obligations of Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 and in the Related Agreements shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Related Agreements that are required to be performed or complied with by it on or before the Closing.

            5.3 Compliance Certificate. The President of the Company shall deliver to Investor at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since October 17, 1996.

            5.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to special counsel to Investor, and such special counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            5.6 Execution of Technology Agreements. The Company shall have duly executed and delivered the Related Agreements.

            5.7 Payment. Investor shall have received at the Closing $25,000 per
Section 3.01(b) of the Hawk Technology Transfer Agreement between Paradyne and ABI.


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
            5.8 Certificate of Transfer Agent. Investor shall have received a certificate of the Company's transfer agent in a form reasonably satisfactory to Investor, which certificate shall state that the Company has 30,000,000 shares of Common Stock, $0.01 par value, and 3,000,000 shares of Preferred Stock, $0.01 par value authorized, and which shall state the outstanding capital stock of the Company. The number of shares of Common Stock stated as issued and outstanding in such certificate shall be approximately 11,989,587 shares, plus the Purchased Shares and no shares of Preferred stock shall be stated as issued and outstanding.

      6. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

            6.1 Representations and Warranties. The representations and warranties of Investor contained in Section 4 and in the Related Agreements shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            6.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Related Agreements that are required to be performed or complied with by it on or before the Closing.

            6.3 Compliance Certificate. An officer of Paradyne shall deliver to the Company at the Closing a certificate stating that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

            6.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            6.5 Execution of Technology Agreements. Investor shall have duly executed and delivered the Related Agreements.

      7. Covenants of the Company

            7.1 Shelf Registration.

                  (a) As soon as reasonably practicable after the Closing, the Company shall prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Purchased Shares ("Registrable Securities") and thereafter shall use its best efforts to secure the effectiveness of such registration statement as soon as reasonably practicable within one hundred twenty (120) days after the Closing. Notwithstanding the foregoing, if ABI shall provide a certificate of its President or other corporate officer to Paradyne (i) stating that ABI is continuing to diligently attempt to secure the effectiveness of such registration statement as soon as reasonably practicable and (ii) explaining the reasons why ABI cannot secure the effectiveness of such registration statement within one hundred twenty (120) days after the Closing, then ABI's covenant to secure the effectiveness of such registration statement as provided in this Section 7.1 shall be extended to not more than one hundred eighty (180) days after the Closing so long as ABI continues to diligently use its best efforts to secure the effectiveness of such registration statement as soon as reasonably practicable.

                  (b) The Company shall pay all Registration Expenses (as defined below) in connection with any such registration or any other registration, qualification or compliance hereunder, and each holder of Registrable Securities ("Holder") shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

                  (c) In the case of any registration effected by the Company pursuant to these registration provisions, (x) the Company will use its best efforts to: (i) keep such registration effective until the later of (A) twelve
(12) months after the Closing Date or (B) such date as the Company shall be satisfied that the then-current Holders may sell all of the Registrable Securities then held by each such Holder within a single three (3) month period;
(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders (up to 5 such jurisdictions), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (v) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all Registrable Securities; and (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and (y) the Holders, severally, shall promptly provide to the Company (and in any event within 10 days of receipt of the written request therefor) all written information regarding the Holders and the Registrable Securities as the Company shall reasonably request and as is required to be included in the Registration Statement with respect to the Holders.

                  (d) The right to sell Registrable Securities pursuant to the registration statement described herein will automatically be assigned to each transferee of Registrable Securities (subject to Section 9.2 hereof). In the event that it is necessary, in order to permit a Holder to sell Registrable Securities pursuant to the Company's registration statement, to amend the registration statement to name such Holder, such Holder shall, upon written notice to the Company, be entitled to have the Company make such amendment as soon as reasonably practicable. Notwithstanding the above provisions relating to Registration Expenses, in the event that such an amendment is requested the Holder shall, at the request of the Company, be obligated to reimburse the Company for reasonable Registration Expenses incurred by it in connection with such amendment.

                  (e) With a view to making available to the holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, the Company hereby covenants and agrees to use its best efforts to:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the closing; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to any Holder, as long as the Holder owns any Registrable Securities forthwith upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration or pursuant to such Form S-3.

            7.2 Piggyback Registration. For the period from the Closing until the registration statement provided for in Section 7.1(a) hereof shall become effective, and thereafter during any period that ABI is required to keep such registration statement effective and such registration statement is not effective, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Investor) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which is not available for the resale of the Registrable Securities, a registration statement on Form S-4 or any successor form, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within ten (10) days after mailing of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. In connection with any such registration which involves the underwritten offering of the Company's securities, the Company shall not be required to include any Holder's securities under such registration statement unless such Holder agrees to enter into an underwriting agreement in the form agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

            7.3 Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder (limited to Paradyne), underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 7.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or over federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.3(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 7.3(b) exceed the net proceeds from the offering received by such Holder, expect in the case of willful fraud by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 7.3(c) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.3(c), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.3(c), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.3(c).

                  (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 7.3(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among over things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and Holders under this
Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, and otherwise.

            7.4 Participation Right. Subject to the terms and conditions specified in this Section 7.4, the Company hereby grants to Investor a right to participate with respect to future sales by the Company of its Shares (as hereinafter defined); provided that such sale is: (i) at a per share price at or below $3.375 (as adjusted for any stock splits, dividends, combinations, reclassifications or the like) and (ii) not a public sale effected through an underwriter, broker or dealer in a market transaction. Subject to the foregoing, each time during the thirty (30) month period beginning on the Closing Date that the Company proposes to offer any shares of, or securities convertible into or exercisable for, any shares of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to Investor in accordance with the following provisions:

                  (a) the Company shall deliver a notice by certified mail ("Notice") to Investor stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Shares and (iv) the number of Shares that Investor has the right to purchase under this Section 7.4.

                  (b) By written notification received by the Company, within 5 business days after giving of the Notice, Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Any such election shall be irrevocable written notice with respect to such offer only and failure to give such notice within such time period shall be an irrevocable waiver of such election right with respect to such offer only.

                  (c) If all Shares which Investor is entitled to obtain pursuant to Section 7.4 are not elected to be obtained, then the Company may, during the 90-day period following the expiration of the period provided in
Section 7.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Investor in accordance herewith.

                  (d) The participation right in this Section 7.4 shall not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees, consultants or directors of the Company for the primary purpose of soliciting or retaining their employment or services and (ii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, provided the convertible or exercisable securities (if issued after the date hereof) were subject to or exempt from the right of participation set forth herein.

      8. Covenants of Investor

            8.1 Company Purchase Right. For the twenty four (24) month period beginning on the Closing Date, (i) if the Company's Common Stock shall continue to be designated for listing on the Nasdaq National Market and (ii) if Holder shall propose to sell Registrable Securities in a public market transaction effected through a market maker in such stock on the Nasdaq National Market (not including any managed or otherwise negotiated sale), then Holder shall notify the Company by telephone or facsimile (addressed to the Chief Financial Officer of the Company, which notice shall be deemed to be effective upon transmission thereof) of its intent to do so at least two (2) full trading days prior to such sale. Within such two (2) day period, the Company or such party as the company may designate, subject to Investor's approval which shall not be unreasonably withheld, shall have the right to purchase such Registrable Securities (by irrevocable delivery of the purchase price therefor) at a purchase price equal to the highest reported sale price for the Company's Common Stock on the Nasdaq National Market during such two (2) day period.

            8.2 Limitation on Sale. Unless waived by the Company, Investor hereby agrees that it shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees and donees who agree to be similarly bound as provided in Section
9.2 hereof) to any purchaser in a public sale effected through an underwriter, broker or dealer in a market transaction ("Public Sale") any securities of the Company held by it except as follows: (A) on or prior to the first anniversary of the Closing Date, up to fifty percent (50%) of the Purchased Shares, (B) after the second anniversary of the Closing Date, any Purchased Shares not sold pursuant to clause (A) and up to an additional twenty five percent (25%) of the Purchased Shares, and (C) after the third anniversary of the Closing Date, any Purchased Shares not sold pursuant to clauses (A) and (B) and up to an additional twenty five percent (25%) of the Purchased Shares. A "Public Sale" shall not include any sale and purchase of Purchased Shares in a private transaction so long as such purchaser agrees to be bound by the terms and conditions of this Agreement.

      9. Miscellaneous.

            9.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

            9.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Shares); provided, however, that this agreement shall not be binding upon nor inure to the benefit of any purchaser of the Purchased Shares pursuant to a Public Sale. Further (subject to compliance with applicable federal and state securities laws), Paradyne shall have the right to transfer all or part of the Purchased Shares and to assign this Agreement and to assign its rights and delegate its duties under this Agreement to (i) any present or future affiliate (including any subsidiary or affiliated entity thereof) of Paradyne and/or (ii) any unaffiliated new entities that may be formed by Paradyne pursuant to a corporate reorganization, including any subsidiary or affiliated entity thereof, and/or (iii) any successor in interest or affiliate thereof to all or part of the business or assets of Paradyne and/or
(iv) any other party with the consent of ABI, which consent shall not unreasonably be withheld (any of the foregoing, an "Assignment"). Upon the date of any Assignment and to the extent of the Assignment, Paradyne shall be released and discharged from all further duties under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to Delaware conflict of laws provisions.

            9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            9.7 Finders' Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            9.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Irrespective of whether the Closing is effected, the Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Related Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

            9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            9.11 Aggregation of Stock. All shares of the Purchased Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            9.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

            9.13 Option to License QADM Technology. At the election of the Company at the Closing, or at any time thereafter until the first anniversary of the Closing upon ten (10) business days prior written notice to Investor, Investor and the Company shall execute that certain QADM Technology Transfer and AudioSpan Trademark License Agreement in substantially the form attached hereto as Exhibit C (the "QADM Agreement") whereby, inter alia, Investor shall grant to the Company the license set forth in Article I thereof, subject to the terms, conditions and obligations of the parties therein. Upon execution and delivery of the QADM Agreement, the Company shall deliver to Investor four hundred thousand dollars ($400,000) payable in cash. If the Hawk Agreement shall terminate for any reason prior to the exercise of the option granted in this Section 9.13, pursuant to Article VI of the Hawk Agreement or otherwise, then the option granted in this Section 9.13 shall terminate on the date of such termination and shall be of no further force of effect. If the Company shall sell, transfer or assign its rights under the Hawk Agreement in accordance with the provisions thereof, then the option granted in this Section 9.13 shall be assigned to and may be exercised by such purchaser, transferee or assignee. Except as expressly provided in this Section 9.13, the rights and obligations of the Company and Investor with respect to the subject matter of the QADM Agreement shall be governed by the QADM Agreement.

            9.14 Arbitration. Any dispute arising hereunder shall be resolved according to the provisions of Article 7.17 of the Hawk Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ACCESS BEYOND, INC.



                                       By:  ____________________________________


                      Address:         1300 Quince Orchard Boulevard

                                       Gaithersburg, Maryland  20878


                                       PARADYNE CORPORATION



                                       By:  ____________________________________


                      Address:         8545 126th Avenue North

                                       Largo, Florida  33773

                              AMENDMENT NO. 1 TO
                              ACCESS BEYOND, INC.
                           STOCK PURCHASE AGREEMENT

      This Agreement ("Agreement") is made as of September ___, 1997, by and among Access Beyond, Inc., a Delaware corporation (the "the Company" or "ABI"), and Paradyne Corporation, a Delaware corporation ("Investor" or "Paradyne"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in that certain Access Beyond, Inc. Stock Purchase Agreement between the Company and the Investor dated as of May 2, 1997 (the "Stock Purchase Agreement").


                                   RECITALS

      WHEREAS, the Company and the Investor wish to amend certain provisions of the Stock Purchase Agreement with respect to: (i) the Company's obligation to file a registration statement covering Investor's shares of the Company's Common Stock; (ii) the Company's right of first offer; and (iii) the lock-up restrictions on Investor's shares of the Company's Common Stock.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Amendment of Shelf Registration Provisions.

            1.1. Section 7.1(a). Section 7.1(a) of the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

                  "(a) As soon as reasonably practicable after the date hereof, but in any event no later than November 7, 1997, the Company shall prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Purchased Shares ("Registrable Securities") and thereafter shall use its best efforts to secure the effectiveness of such registration statement as soon as reasonably practicable but in any event no later than December 31, 1997."

            1.2. Section 7.1(c). Section 7.1(c) shall be amended and restated in its entirely to read as follows:

                  "(c) In the case of any registration effected by the Company pursuant to these registration provisions, (x) the Company will use its best efforts to: (i) keep such registration effective until the later of (A) eight
(8) months after the date such registration statement is declared effective or
(B) such date as the Company shall be satisfied that the then current Holders may sell all of the Registrable Securities then held by each such Holder within a single three (3) month period; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders (up to 5 such jurisdictions), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (v) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all Registrable Securities; and (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and (y) the Holders, severally, shall promptly provide to the Company (and in any event within 10 days of receipt of the written request therefor) all written information regarding the Holders and the Registrable Securities as the Company shall reasonably request and as is required to be included in the Registration Statement with respect to the Holders."

      2.    Amendment of Covenants of Investor.

            2.1. Section 8.1. Section 8.1 of the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

                  "8.1 Notice of Sale. For the twenty four (24) month period beginning on the Closing Date, (i) if the Company's Common Stock shall continue to be designated for listing on the Nasdaq National Market and (ii) if Holder shall propose to sell Registrable Securities in a public market transaction effected through a market maker in such stock on the Nasdaq National Market (not including any managed or otherwise negotiated sale), then Holder shall notify the Company by telephone or facsimile (addressed to the Chief Financial Officer of the Company, which notice shall be deemed to be effective upon transmission thereof) of its intent to do so at least two (2) full trading days prior to such sale."

            2.2. Section 8.2. Section 8.2 of the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

                  "8.2 Limitation on Sale. Unless waived by the Company, Investor hereby agrees that it shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees and donees who agree to be similarly bound as provided in Section
9.2 of the Purchase Agreement) to any purchaser in a public sale effected through an underwriter, broker or dealer in a market transaction ("Public Sale") any securities of the Company held by it except as follows: (A) on or prior to the first anniversary of the Closing Date, up to fifty percent (50%) of the Purchased Shares, and (B) after the first anniversary of the Closing Date, any of the Purchased

Shares. A "Public Sale" shall not include any sale and purchase of Purchased Shares in a private transaction so long as such purchaser agrees to be bound by the terms and conditions of this Agreement."

      3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ACCESS BEYOND, INC.


                                    By:  /s/Ronald Howard
                                    ----------------------------------------
                                    Address:1300 Quince Orchard Boulevard
                                    Gaithersburg, Maryland 20878


                                    PARADYNE CORPORATION


                                    By:  /s/James Slattery
                                    ----------------------------------------
                                    Address: 8545 126th Avenue North
                                    Largo, Florida  323773





                                      3